Exhibit 10.3

VEEVA SYSTEMS, INC.

2012 EQUITY INCENTIVE PLAN

ADOPTED ON NOVEMBER 14, 2012

(AS AMENDED AND RESTATED ON MARCH 10, 2013)

VEEVA SYSTEMS, INC.

2012 EQUITY INCENTIVE PLAN

ARTICLE 1. INTRODUCTION.

The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Service Providers to focus on critical long-range corporate objectives, (b) encouraging the attraction and retention of Service Providers with exceptional qualifications and (c) linking Service Providers directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may constitute ISOs or NSOs), SARs, Restricted Shares, Stock Units and Performance Cash Awards.

ARTICLE 2. ADMINISTRATION.

2.1 General. The Plan may be administered by the Board or one or more Committees. Each Committee shall have the authority and be responsible for such functions as have been assigned to it.

2.2 Section 162(m). Following the IPO Date, to the extent an Award is intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m), the Plan will be administered by a Committee of two or more “outside directors” within the meaning of Code Section 162(m).

2.3 Section 16. To the extent desirable to qualify transactions hereunder as exempt under Exchange Act Rule 16b-3, the transactions contemplated hereunder will be approved by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Exchange Act Rule 16b-3.

2.4 Powers of Administrator. Subject to the terms of the Plan, and in the case of a Committee, subject to the specific duties delegated to the Committee, the Administrator shall have the authority to (a) select the Service Providers who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) determine whether and to what extent any Performance Goals have been attained, (d) interpret the Plan and Awards granted under the Plan, (e) make, amend and rescind rules relating to the Plan and Awards granted under the Plan, including rules relating to sub-plans established for the purposes of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws, (f) impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant of any Common Shares issued pursuant to an Award, including restrictions under an insider trading policy and restrictions as to the use of a specified brokerage firm for such resales, and (g) make all other decisions relating to the operation of the Plan and Awards granted under the Plan.

2.5 Effect of Administrator’s Decisions. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

2.6 Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions).

ARTICLE 3. SHARES AVAILABLE FOR GRANTS.

3.1 Basic Limitation. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares issued under the Plan shall not exceed the sum of (a) 10,268,7461 Common Shares, (b) the number of Common Shares reserved under the Company’s 2007 Stock Plan that are not issued or subject to outstanding awards under the 2007 Stock Plan on the Effective Date, (c) any Common Shares subject to outstanding options under the Company’s 2007 Stock Plan on the Effective Date that subsequently expire or lapse unexercised and Common Shares issued pursuant to awards granted under the 2007 Stock Plan that are outstanding on the Effective Date and that are subsequently forfeited to or repurchased by the Company and (d) the additional Common Shares described in Sections 3.2 and 3.3; provided, however, that no more than 19,341,509 Common Shares, in the aggregate, shall be added to the Plan pursuant to clauses (b) and (c). The number of Common Shares that are subject to Stock Awards outstanding at any time under the Plan may not exceed the number of Common Shares that then remain available for issuance under the Plan. The numerical limitations in this Section 3.1 shall be subject to adjustment pursuant to Article 9.

3.2 Annual Increase in Shares. As of the first business day of each fiscal year of the Company during the term of the Plan, commencing in 2013, the aggregate number of Common Shares that may be issued under the Plan shall automatically increase by a number equal to the least of (a) 5% of the total number of Common Shares actually issued and outstanding on the last business day of the prior fiscal year (excluding any rights to purchase Common Shares that may be outstanding, such as options or warrants), (b) 13,750,000 Common Shares (subject to adjustment pursuant to Article 9), or (c) a number of Common Shares determined by the Board.

3.3 Shares Returned to Reserve. To the extent that Options, SARs or Stock Units are forfeited or expire for any other reason before being exercised or settled in full, the Common Shares subject to such Options, SARs or Stock Units shall again become available for issuance under the Plan. If SARs are exercised or Stock Units are settled, then only the number of Common Shares (if any) actually issued to the Participant upon exercise of such SARs or settlement of such Stock Units, as applicable, shall reduce the number available under Section 3.1 and the balance shall again become available for issuance under the Plan. If Restricted Shares or Common Shares issued upon the exercise of Options are reacquired by the Company pursuant to a forfeiture provision, repurchase right or for any other reason, then such Common Shares shall again become available for issuance under the Plan. Common Shares applied to pay the Exercise Price of Options or to satisfy tax withholding obligations related to any Award shall again become available for issuance under the Plan. To the extent that an Award is settled in

[1]	Reflects a 7,000,000 share increase approved by the Board of Directors on March 10, 2013.

cash rather than Common Shares, the cash settlement shall not reduce the number of Shares available for issuance under the Plan.

3.4 Awards Not Reducing Share Reserve in Section 3.1. Any dividend equivalents paid or credited under the Plan with respect to Stock Units shall not be applied against the number of Common Shares that may be issued under the Plan, whether or not such dividend equivalents are converted into Stock Units. In addition, Common Shares subject to Substitute Awards granted by the Company shall not reduce the number of Common Shares that may be issued under Section 3.1, nor shall shares subject to Substitute Awards again be available for Awards under the Plan in the event of any forfeiture, expiration or cash settlement of such Substitute Awards.

3.5 Code Section 162(m) and 422 Limits. Subject to adjustment in accordance with Article 9:

(a) The aggregate number of Common Shares subject to Options and SARs that may be granted under this Plan during any fiscal year to any one Participant shall not exceed 6,800,000;

(b) The aggregate number of Common Shares subject to Restricted Share awards and Stock Units that may be granted under this Plan during any fiscal year to any one Participant shall not exceed 3,500,000;

(c) No Participant shall be paid more than $2,000,000 in cash in any fiscal year pursuant to Performance Cash Awards granted under the Plan; and

(d) No more than 29,610,255 Common Shares plus the additional Common Shares described in Section 3.2 may be issued under the Plan upon the exercise of ISOs.

ARTICLE 4. ELIGIBILITY.

4.1 Incentive Stock Options. Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the additional requirements set forth in Code Section 422(c)(5) are satisfied.

4.2 Other Awards. Awards other than ISOs may only be granted to Service Providers.

ARTICLE 5. OPTIONS.

5.1 Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is intended to be an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

5.2 Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option, which number shall adjust in accordance with Article 9.

5.3 Exercise Price. Each Stock Option Agreement shall specify the Exercise Price, which shall not be less than 100% of the Fair Market Value of a Common Share on the date of grant. The preceding sentence shall not apply to an Option that is a Substitute Award granted in a manner that would satisfy the requirements of Code Section 409A and, if applicable, Code Section 424(a).

5.4 Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become vested and/or exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that, except to the extent necessary to comply with applicable foreign law, the term of an Option shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated vesting and/or exercisability upon certain specified events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.

5.5 Termination of Service (Except by Death). If an Optionee’s Service terminates for any reason other than the Optionee’s death, then the Optionee’s Options shall expire on the earliest of the following dates:

(a) The expiration date determined pursuant to Section 5.4 above;

(b) The date three months after the termination of the Optionee’s Service for any reason other than Disability, or such earlier or later date as the Board may determine (but in no event earlier than 30 days after the termination of the Optionee’s Service); or

(c) The date six months after the termination of the Optionee’s Service by reason of Disability, or such later date as the Board may determine.

The Optionee may exercise all or part of the Optionee’s Options at any time before the expiration of such Options under the preceding sentence, but only to the extent that such Options had become exercisable before the Optionee’s Service terminated (or became exercisable as a result of the termination) and the underlying Common Shares had vested before the Optionee’s Service terminated (or vested as a result of the termination). The balance of such Options shall lapse when the Optionee’s Service terminates. In the event the Optionee dies after the termination of the Optionee’s Service but before the expiration of the Optionee’s Options, all or part of such Options may be exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired such Options directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable before the Optionee’s Service terminated (or became exercisable as a result of the termination) and the underlying Common Shares had vested before the Optionee’s Service terminated (or vested as a result of the termination).

5.6 Death of Optionee. If an Optionee dies while the Optionee is in Service, then the Optionee’s Options shall expire on the earlier of the following dates:

(a) The expiration date determined pursuant to Section 5.4 above; or

(b) The date 12 months after the Optionee’s death, or such earlier or later date as the Board of Directors may determine (but in no event earlier than six months after the Optionee’s death).

All or part of the Optionee’s Options may be exercised at any time before the expiration of such Options under the preceding sentence by the executors or administrators of the Optionee’s estate or by any person who has acquired such Options directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable before the Optionee’s death (or became exercisable as a result of the death) and the underlying Common Shares had vested before the Optionee’s death (or vested as a result of the Optionee’s death). The balance of such Options shall lapse when the Optionee dies.

5.7 Modification or Assumption of Options. Within the limitations of the Plan, the Administrator may modify, reprice, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of shares and at the same or a different exercise price or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair his or her rights or obligations under such Option.

5.8 Buyout Provisions. The Administrator may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Administrator shall establish.

5.9 Company’s Right to Cancel Certain Options. Any other provision of the Plan or a Stock Option Agreement notwithstanding, the Company shall have the right at any time prior to the IPO Date to cancel an Option that was not granted in compliance with Rule 701 under the Securities Act. Prior to canceling such Option, the Company shall give the Optionee not less than 30 days’ notice in writing. If the Company elects to cancel such Option, it shall deliver to the Optionee consideration with an aggregate Fair Market Value equal to the excess of (i) the Fair Market Value of the Common Shares subject to such Option as of the time of the cancellation over (ii) the Exercise Price of such Option. The consideration may be delivered in the form of cash or cash equivalents, in the form of Common Shares or a combination of both. If the consideration would be a negative amount, such Option may be cancelled without the delivery of any consideration.

5.10 Payment for Option Shares. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased. In addition, the Administrator may, in its sole discretion and to the extent permitted by applicable law, accept payment of all or a portion of the Exercise Price through any one or a combination of the following forms or methods:

(a) Subject to any conditions or limitations established by the Administrator, by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee with a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Common Shares as to which such Option will be exercised;

(b) If the Common Shares are publicly traded, by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company;

(c) Subject to such conditions and requirements as the Administrator may impose from time to time, through a net exercise procedure; or

(d) Through any other form or method consistent with applicable laws, regulations and rules.

ARTICLE 6. STOCK APPRECIATION RIGHTS.

6.1 SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical.

6.2 Number of Shares. Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains, which number shall adjust in accordance with Article 9.

6.3 Exercise Price. Each SAR Agreement shall specify the Exercise Price, which shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant. The preceding sentence shall not apply to a SAR that is a Substitute Award granted in a manner that would satisfy the requirements of Code Section 409A.

6.4 Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become vested and exercisable. The SAR Agreement shall also specify the term of the SAR; provided that except to the extent necessary to comply with applicable foreign law, the term of a SAR shall not exceed 10 years from the date of grant. A SAR Agreement may provide for accelerated vesting and exercisability upon certain specified events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.

6.5 Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Administrator shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, not exceed the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price.

If, on the date when a SAR expires, the Exercise Price is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. A SAR Agreement may also provide for an automatic exercise of the SAR on an earlier date.

6.6 Termination of Service (Except by Death). If an Optionee’s Service terminates for any reason other than the Optionee’s death, then the Optionee’s SARs shall expire on the earliest of the following dates:

(a) The expiration date determined pursuant to Section 6.4 above;

(b) The date three months after the termination of the Optionee’s Service for any reason other than Disability, or such earlier or later date as the Board may determine (but in no event earlier than 30 days after the termination of the Optionee’s Service); or

(c) The date six months after the termination of the Optionee’s Service by reason of Disability, or such later date as the Board may determine.

The Optionee may exercise all or part of the Optionee’s SARs at any time before the expiration of such SARs under the preceding sentence, but only to the extent that such SARs had become exercisable before the Optionee’s Service terminated (or became exercisable as a result of the termination) and the underlying Common Shares had vested before the Optionee’s Service terminated (or vested as a result of the termination). The balance of such SARs shall lapse when the Optionee’s Service terminates. In the event the Optionee dies after the termination of the Optionee’s Service but before the expiration of the Optionee’s SARs, all or part of such SARs may be exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired such SARs directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that such SARs had become exercisable before the Optionee’s Service terminated (or became exercisable as a result of the termination) and the underlying Common Shares had vested before the Optionee’s Service terminated (or vested as a result of the termination).

6.7 Death of Optionee. If an Optionee dies while the Optionee is in Service, then the Optionee’s SARs shall expire on the earlier of the following dates:

(a) The expiration date determined pursuant to Section 6.4 above; or

(b) The date 12 months after the Optionee’s death, or such earlier or later date as the Board of Directors may determine (but in no event earlier than six months after the Optionee’s death).

All or part of the Optionee’s SARs may be exercised at any time before the expiration of such SARs under the preceding sentence by the executors or administrators of the Optionee’s estate or by any person who has acquired such SARs directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that such SARs had become exercisable before the Optionee’s death (or became exercisable as a result of the death) and the underlying Common Shares had vested before the Optionee’s death (or vested as a result of the Optionee’s death). The balance of such SARs shall lapse when the Optionee dies.

6.8 Modification or Assumption of SARs. Within the limitations of the Plan, the Administrator may modify, reprice, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the Optionee, impair his or her rights or obligations under such SAR.

ARTICLE 7. RESTRICTED SHARES.

7.1 Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

7.2 Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Administrator may determine, including (without limitation) cash, cash equivalents, property, cancellation of other equity awards, full-recourse promissory notes, past services and future services, and such other methods of payment as are permitted by applicable law.

7.3 Vesting Conditions. Each Award of Restricted Shares may or may not be subject to vesting and/or other conditions as the Administrator may determine. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. Such conditions, at the Administrator’s discretion, may include one or more Performance Goals. A Restricted Stock Agreement may provide for accelerated vesting upon certain specified events.

7.4 Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders, unless the Administrator otherwise provides. A Restricted Stock Agreement, however, may require that any cash dividends paid on Restricted Shares (a) be accumulated and paid when such Restricted Shares vest, or (b) be invested in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the shares subject to the Stock Award with respect to which the dividends were paid. In addition, unless the Administrator provides otherwise, if any dividends or other distributions are paid in Common Shares, such Common Shares shall be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid.

ARTICLE 8. STOCK UNITS.

8.1 Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical.

8.2 Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

8.3 Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting, as determined by the Administrator. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. Such conditions, at the Administrator’s discretion, may include one or more Performance Goals. A Stock Unit Agreement may provide for accelerated vesting upon certain specified events.

8.4 Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, Stock Units awarded under the Plan may, at the Administrator’s discretion, provide for a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

8.5 Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) Common Shares, (b) cash or (c) any combination of both, as determined by the Administrator. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors, including Performance Goals. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units shall be settled in such manner and at such time(s) as specified in the Stock Unit Agreement. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 9.

8.6 Death of Recipient. Any Stock Units that become payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of Stock Units under the Plan may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units that become payable after the recipient’s death shall be distributed to the recipient’s estate.

8.7 Modification or Assumption of Stock Units. Within the limitations of the Plan, the Administrator may modify or assume outstanding stock units or may accept the cancellation of outstanding stock units (whether granted by the Company or by another issuer) in return for the grant of new Stock Units for the same or a different number of shares or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of a Stock Unit shall, without the consent of the Participant, impair his or her rights or obligations under such Stock Unit.

8.8 Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

ARTICLE 9. ADJUSTMENTS; DISSOLUTIONS AND LIQUIDATIONS; CORPORATE TRANSACTIONS.

9.1 Adjustments . In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares or any other increase or decrease in the number of issued Common Shares effected without receipt of consideration by the Company, proportionate adjustments shall automatically be made to the following:

(a) The number and kind of shares available for issuance under Article 3, including the numerical share limits in Sections 3.1, 3.2 and 3.5;

(b) The number and kind of shares covered by each outstanding Option, SAR and Stock Unit; or

(c) The Exercise Price applicable to each outstanding Option and SAR, and the repurchase price, if any, applicable to Restricted Shares.

In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Administrator may make such adjustments as it, in its sole discretion, deems appropriate to the foregoing; provided, however, that the Administrator shall in any event make such adjustments as may be required by Section 25102(o) of the California Corporations Code.

Any adjustment in the number of shares subject to an Award under this Article 9 shall be rounded down to the nearest whole share, although the Administrator in its sole discretion may make a cash payment in lieu of a fractional share. Except as provided in this Article 9, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

9.2 Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

9.3 Corporate Transactions. In the event that the Company is a party to a merger, consolidation, or a Change in Control (other than one described in Section 14.6(d)), all Common Shares acquired under the Plan and all Awards outstanding on the effective date of the transaction shall be treated in the manner described in the definitive transaction agreement (or, in the event the transaction does not entail a definitive agreement to which the Company is party, in the manner determined by the Administrator, with such determination having final and binding effect on all parties), which agreement or determination need not treat all Awards (or portions thereof) in an identical manner. Unless an Award Agreement provides otherwise, the treatment specified in the transaction agreement or by the Administrator may include (without limitation) one or more of the following with respect to each outstanding Award:

(a) The continuation of such outstanding Award by the Company (if the Company is the surviving entity);

(b) The assumption of such outstanding Award by the surviving entity or its parent, provided that the assumption of an Option or a SAR shall comply with applicable tax requirements;

(c) The substitution by the surviving entity or its parent of an equivalent award for such outstanding Award (including, but not limited to, an award to acquire the same consideration paid to the holders of Common Shares in the transaction), provided that the substitution of an Option or a SAR shall comply with applicable tax requirements;

(d) The cancellation of the unvested portion (after taking into account any vesting occurring at or prior to the effective time of the transaction) of any such outstanding Award without payment of any consideration;

(e) The cancellation of such Award and a payment to the Participant with respect to each share subject to the portion of the Award that is vested or becomes vested as of the effective time of the transaction equal to the excess of (A) the value, as determined by the Administrator in its absolute discretion, of the property (including cash) received by the holder of a Common Share as a result of the transaction, over (if applicable) (B) the per-share Exercise Price of such Award (such excess, if any, the “Spread”). Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving entity or its parent having a value equal to the Spread. In addition, any escrow, holdback, earn-out or similar provisions in the transaction agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Common Shares, but only to the extent the application of such provisions does not adversely affect the status of the Award as exempt from Code Section 409A. If the Spread applicable to an Award (whether or not vested) is zero or a negative number, then the Award may be cancelled without making a payment to the Participant. In the event that a Stock Unit is subject to Code Section 409A, the payment described in this clause (e) shall be made on the settlement date specified in the applicable Stock Unit Agreement, provided that settlement may be accelerated in accordance with Treasury Regulation Section 1.409A-3(j)(4); or

(f) The assignment of any reacquisition or repurchase rights held by the Company in respect of an Award of Restricted Shares to the surviving entity or its parent, with corresponding proportionate adjustments made to the price per share to be paid upon exercise of any such reacquisition or repurchase rights.

If (I) the Company is subject to a transaction described in this Section 9.3 before a Participant’s continuous Service terminates and (II) an outstanding Award is not continued, assumed or substituted in accordance with clause (a), (b) or (c) above, then a Participant who is entitled under an Award agreement, employment agreement or Company policy to vesting acceleration (a “Vesting Arrangement”) that could be triggered as of a date following the effective time of the transaction as a result of a qualifying termination of Service shall be deemed to be vested, to the extent provided in the relevant Vesting Arrangement, as if all triggering events had occurred as of the effective time of the transaction with respect to any such unvested Award that would otherwise terminate at or immediately prior to the effective time irrespective of whether or not a qualifying Service termination has occurred. It is intended that the previous sentence shall apply to Participants whose Vesting Arrangement provides for “double trigger” vesting acceleration and such Participants could be subjected to a Service termination triggering the acceleration after closing of the transaction at a time when the unvested portion of an Award will no longer exist.

Any action taken under this Section 9.3 shall either preserve an Award’s status as exempt from Code Section 409A or comply with Code Section 409A.

ARTICLE 10. OTHER AWARDS.

10.1 Performance Cash Awards. A Performance Cash Award is a cash award that may be granted after the IPO Date subject to the attainment of specified Performance Goals during a Performance Period. A Performance Cash Award may also require the completion of a specified period of continuous Service. The length of the Performance Period, the Performance Goals to be attained during the Performance Period, and the degree to which the Performance Goals have been attained shall be determined conclusively by the Administrator. Each Performance Cash Award shall be set forth in a written agreement or in a resolution duly adopted by the Administrator which shall contain provisions determined by the Administrator and not inconsistent with the Plan. The terms of various Performance Cash Awards need not be identical.

10.2 Awards Under Other Plans. The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.

ARTICLE 11. LIMITATION ON RIGHTS.

11.1 Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain a Service Provider. The Company and its Parents and Subsidiaries reserve the right to terminate the Service of any Service Provider at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any).

11.2 Stockholders’ Rights. Except as set forth in Sections 7.4 or 8.4 above, a Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

11.3 Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed necessary by the Company’s counsel to be necessary to the lawful issuance and sale of any Common Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Common Shares as to which such requisite authority will not have been obtained.

11.4 Transferability of Awards. The Administrator may, in its sole discretion, permit transfer of an Award in a manner consistent with applicable law. Unless otherwise determined by the Administrator, Awards shall be transferable by a Participant only by (a) beneficiary designation, (b) a will or (c) the laws of descent and distribution, except as provided in the next sentence. If the applicable Stock Option Agreement so provides, an NSO shall also be transferable by gift or domestic relations order to a Family Member of the Optionee. An ISO may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’s guardian or legal representative.

11.5 Other Conditions and Restrictions on Common Shares. Any Common Shares issued under the Plan shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal, other transfer restrictions and such other terms and conditions as the Administrator may determine. Such conditions and restrictions shall be set forth in the applicable Award Agreement and shall apply in addition to any restrictions that may apply to holders of Common Shares generally. In addition, Common Shares issued under the Plan shall be subject to such conditions and restrictions imposed either by applicable law or by Company policy, as adopted from time to time, designed to ensure compliance with applicable law or laws with which the Company determines in its sole discretion to comply including in order to maintain any statutory, regulatory or tax advantage.

ARTICLE 12. TAXES.

12.1 General. It is a condition to each Award under the Plan that a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any federal, state, local or foreign withholding tax obligations that arise in connection with any Award granted under the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan unless such obligations are satisfied.

12.2 Share Withholding. To the extent that applicable law subjects a Participant to tax withholding obligations, the Administrator may permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued on the date when they are withheld or surrendered. Any payment of taxes by assigning Common Shares to the Company may be subject to restrictions including any restrictions required by SEC, accounting or other rules.

12.3 Section 162(m) Matters. The Administrator, in its sole discretion, may determine whether an Award is intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m). The Administrator may grant Awards that are based on Performance Goals but that are not intended to qualify as performance-based compensation. With respect to any Award granted after the IPO Date that is intended to qualify as performance-based compensation, the Administrator shall designate the Performance Goal(s) applicable to, and the formula for calculating the amount payable under, an Award within 90 days following commencement of the applicable Performance Period (or such earlier time as may be required under Code Section 162(m)), and in any event at a time when achievement of the applicable Performance Goal(s) remains substantially uncertain. Prior to the payment of any Award that is intended to constitute performance-based compensation, the Administrator shall certify in writing whether and the extent to which the Performance Goal(s) were achieved for such Performance Period. The Administrator shall have the right to reduce or eliminate (but not to increase) the amount payable under an Award that is intended to constitute performance-based compensation.

12.4 Section 409A Matters. Except as otherwise expressly set forth in an Award Agreement, it is intended that Awards granted under the Plan either be exempt from, or comply with, the requirements of Code Section 409A. To the extent an Award is subject to Code Section 409A (a “409A Award”), the terms of the Plan, the Award and any written agreement governing the Award shall be interpreted to comply with the requirements of Code Section 409A so that the Award is not subject to additional tax or interest under Code Section 409A, unless the Administrator expressly provides otherwise. A 409A Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order for it to comply with the requirements of Code Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” to an individual who is considered a “specified employee” (as each term is defined under Code Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to Code Section 409A(a)(1).

12.5 Limitation on Liability. Neither the Company nor any person serving as Administrator shall have any liability to a Participant in the event an Award held by the Participant fails to achieve its intended characterization under applicable tax law.

ARTICLE 13. FUTURE OF THE PLAN.

13.1 Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board, subject to approval of the Company’s stockholders under Section 13.3 below. The Plan shall terminate automatically 10 years after the later of (a) the date when the Board adopted the Plan or (b) the date when the Board approved the most recent increase in the number of Common Shares reserved under Article 2 that was also approved by the Company’s stockholders.

13.2 Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

13.3 Stockholder Approval. To the extent required by applicable law, the Plan will be subject to the approval of the Company’s stockholders within 12 months of its adoption date. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.

ARTICLE 14. DEFINITIONS.

14.1 “Administrator” means the Board or any Committee administering the Plan in accordance with Article 2.

14.2 “Award” means any award granted under the Plan, including as an Option, a SAR, a Restricted Share, a Stock Unit or a Performance Cash Award.

14.3 “Award Agreement” means a Stock Option Agreement, an SAR Agreement, a Restricted Stock Agreement, a Stock Unit Agreement or such other agreement evidencing an Award granted under the Plan.

14.4 “Board” means the Company’s Board of Directors, as constituted from time to time.

14.5 “Change in Control” means:

(a) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities;

(b) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(c) The consummation of a merger or consolidation of the Company with or into any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

(d) Individuals who are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board over a period of 12 months; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for a deferral of compensation and is subject to Code Section 409A, then notwithstanding anything to the contrary in the Plan or applicable Award Agreement the transaction with respect to such Award must also constitute a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Code Section 409A.

14.6 “Code” means the Internal Revenue Code of 1986, as amended.

14.7 “Committee” means a committee of one or more members of the Board, or of other individuals satisfying applicable laws, appointed by the Board to administer the Plan.

14.8 “Common Share” means one share of the common stock of the Company.

14.9 “Company” means Veeva Systems, Inc., a Delaware corporation.

14.10 “Consultant” means a person, excluding Employees and Outside Directors, who performs bona fide services for the Company, a Parent or a Subsidiary as an independent contractor and who qualifies as a consultant or advisor under Rule 701(c)(1) of the Securities Act or under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.

14.11 “Disability” means that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

14.12 “Effective Date” means the date of the Board’s adoption of the Plan.

14.13 “Employee” means a common-law employee of the Company, a Parent or a Subsidiary.

14.14 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

14.15 “Exercise Price,” in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

14.16 “Fair Market Value” means the closing price of a Common Share on any established stock exchange or a national market system on the applicable date or, if the applicable date is not a trading day, on the last trading day prior to the applicable date, as reported in a source that the Administrator deems reliable. If Common Shares are not traded on an established stock exchange or a national market system, the Fair Market Value shall be determined by the Administrator in good faith on such basis as it deems appropriate. The Administrator’s determination shall be conclusive and binding on all persons.

14.17 “Family Member” means (a) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, (b) any person sharing the Optionee’s household (other than a tenant or employee), (c) a trust in which persons described in Clause (a) or (b) have more than 50% of the beneficial interest, (d) a foundation in which persons described in Clause (a) or (b) or the Optionee control the management of assets and (e) any other entity in which persons described in Clause (a) or (b) or the Optionee own more than 50% of the voting interests.

14.18 “IPO Date” means the effective date of a registration statement filed by the Company with the Securities and Exchange Commission for its initial offering of Common Shares to the public.

14.19 “ISO” means an incentive stock option described in Code Section 422(b).

14.20 “NSO” means a stock option not described in Code Sections 422 or 423.

14.21 “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

14.22 “Optionee” means an individual or estate holding an Option or SAR.

14.23 “Outside Director” means a member of the Board who is not an Employee.

14.24 “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

14.25 “Participant” means an individual or estate holding an Award.

14.26 “Performance Cash Award” means an award of cash granted under Section 10.1 of the Plan.

14.27 “Performance Goal” means a goal established by the Administrator for the applicable Performance Period based on one or more of the performance criteria set forth in Appendix A. Depending on the performance criteria used, a Performance Goal may be expressed in terms of overall Company performance or the performance of a business unit, division, Subsidiary or an individual. A Performance Goal may be measured either in absolute terms or relative to the performance of one or more comparable companies or one or more relevant indices. The Administrator may adjust the results under any performance criterion to exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs, (e) extraordinary, unusual or non-recurring items, (f) exchange rate effects for non-U.S. dollar denominated net sales and operating earnings, or (g) statutory adjustments to corporate tax rates; provided, however, that if an Award is intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m), such adjustment(s) shall only be made to the extent consistent with Code Section 162(m).

14.28 “Performance Period” means a period of time selected by the Administrator over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to a Performance Cash Award or an Award of Restricted Shares or Stock Units that vests based on the achievement of Performance Goals. Performance Periods may be of varying and overlapping duration, at the discretion of the Administrator.

14.29 “Plan” means this Veeva Systems, Inc. 2012 Equity Incentive Plan, as amended from time to time.

14.30 “Restricted Share” means a Common Share awarded under the Plan.

14.31 “Restricted Stock Agreement” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

14.32 “SAR” means a stock appreciation right granted under the Plan.

14.33 “SAR Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her SAR.

14.34 “Securities Act” means the Securities Act of 1933, as amended.

14.35 “Service” means service as an Employee, Outside Director or Consultant.

14.36 “Service Provider” means any individual who is an Employee, Outside Director or Consultant.

14.37 “Stock Award” means any award of an Option, a SAR, a Restricted Share or a Stock Unit under the Plan.

14.38 “Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

14.39 “Stock Unit” means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.

14.40 “Stock Unit Agreement” means the agreement between the Company and the recipient of a Stock Unit that contains the terms, conditions and restrictions pertaining to such Stock Unit.

14.41 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date

14.42 “Substitute Awards” means Awards or Common Shares issued by the Company in assumption of, or substitution or exchange for, Awards previously granted, or the right or obligation to make future awards, in each case by a corporation acquired by the Company with which the Company combines to the extent permitted by NASDAQ Marketplace Rule 5635 or any successor thereto.

APPENDIX A

PERFORMANCE CRITERIA

The Administrator may establish Performance Goals derived from one or more of the following criteria when it makes Awards of Restricted Shares or Stock Units that vest entirely or in part on the basis of performance or when it makes Performance Cash Awards:

• Annual contract subscription fee value (net of associated third party royalties/payments or gross)	• Bookings (annual or total contract value)

• Calculated bookings (i.e., revenue plus change in short term deferred revenue)	• Cash flow and free cash flow

• Cash margin	• Cash position

• Collections	• Committed annual recurring revenue (CARR)

• Consulting utilization rates	• Costs of goods sold

• Customer renewals (measured in terms of revenue or customer count)	• Customer retention rates from an acquired company, business unit or division

• Customer satisfaction or customer referenceability	• Deferred revenue

• DSO	• Earnings per share

• Gross margin	• Headcount

• Internal rate of return	• Margin contribution

• Market share	• Net income

• Net income after tax	• Net income before tax

• Net income before interest and tax	• Net income before interest, tax, depreciation and amortization

• Operating cash flow	• Operating expenses

• Operating income	• Operating margin

• Personnel retention or personnel hiring measures	• Product defect measures

• Product release timelines	• Product or research and development related measures

• Return on assets	• Return on capital

• Return on equity	• Return on investment and cash flow return on investment

• Return on sales	• Revenue

• Revenue backlog	• Revenue conversion from an acquired company, business unit or division

• Revenue per employee	• Sales results

• Stock price	• Stock performance

• Technical system performance measures (e.g., system availability)	• Technical support incident measures

• Total stockholder return	• Working capital

• To the extent that an Award is not intended to comply with Code Section 162(m), other measures of performance selected by the Administrator

Any criteria used may be:

•	Measured in absolute terms or on a per share basis

•	Measured in terms of growth or as a percentage or percentage change

•	Compared to another company or companies (including relative to a peer group or index)

•	Measured against the market as a whole and/or according to applicable market indices

•	Measured against the performance of the Company as a whole or a segment of the Company or a particular product line, line of business or geography

•	Measured on a pre-tax or post-tax basis (if applicable)

•	Measured on a GAAP or non-GAAP basis, as established by the administrator in advance.

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The attainment of performance goals may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria. To the extent consistent with Code Section 162(m), the Administrator may adjust the results under any performance criterion to exclude any of the following events that occurs during a performance measurement period: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs and (e) any extraordinary, unusual or non-recurring items.

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VEEVA SYSTEMS, INC. 2012 EQUITY INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT (INSTALLMENT EXERCISE)

The Optionee has been granted the following option to purchase shares of the common stock of Veeva Systems, Inc.:

Name of Optionee:	«Name»

Total Number of Shares:	«TotalShares»

Type of Option:	«ISO» Incentive Stock Option (ISO)

«NSO» Nonstatutory Stock Option (NSO)

Exercise Price per Share:	$«PricePerShare»

Date of Grant:	«DateGrant»

Date Exercisable:	This option may be exercised with respect to the first «Percent»% of the shares subject to this option when the Optionee completes «CliffPeriod» months of continuous Service beginning with the Vesting Commencement Date set forth below. This option may be exercised with respect to an additional «Fraction»% of the shares subject to this option when the Optionee completes each month of continuous Service thereafter.

Vesting Commencement Date:	«VestComDate»

Expiration Date:	«ExpDate». This option expires earlier if the Optionee’s Service terminates earlier, as provided in Section 6 of the Stock Option Agreement, or if the Company engages in certain corporate transactions, as provided in Article 9 of the Plan.

By signing below, the Optionee and the Company agree that this option is granted under, and governed by the terms and conditions of, the 2012 Equity Incentive Plan and the Stock Option Agreement. Both of these documents are attached to, and made a part of, this Notice of Stock Option Grant. Section 13 of the Stock Option Agreement includes important acknowledgements of the Optionee.

OPTIONEE:	VEEVA SYSTEMS, INC.

By:
Title:

THE OPTION GRANTED PURSUANT TO THIS AGREEMENT AND THE SHARES ISSUABLE UPON THE EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

VEEVA SYSTEMS, INC. 2012 EQUITY INCENTIVE PLAN:

STOCK OPTION AGREEMENT (INSTALLMENT EXERCISE)

SECTION 1. GRANT OF OPTION.

(a) Option. On the terms and conditions set forth in the Notice of Stock Option Grant and this Agreement, the Company grants to the Optionee on the Date of Grant the option to purchase at the Exercise Price the number of shares set forth in the Notice of Stock Option Grant. The Exercise Price is agreed to be at least 100% of the Fair Market Value per share on the Date of Grant (110% of Fair Market Value if this option is designated as an ISO in the Notice of Stock Option Grant and Section 4.1 of the Plan applies). This option is intended to be an ISO or an NSO, as provided in the Notice of Stock Option Grant.

(b) $100,000 Limitation. Even if this option is designated as an ISO in the Notice of Stock Option Grant, it shall be deemed to be an NSO to the extent (and only to the extent) required by the $100,000 annual limitation under Section 422(d) of the Code.

(c) Equity Incentive Plan and Defined Terms. This option is granted pursuant to the Plan, a copy of which the Optionee acknowledges having received. The provisions of the Plan are incorporated into this Agreement by this reference. Capitalized terms are defined in Section 14 of this Agreement.

SECTION 2. RIGHT TO EXERCISE.

(a) Exercisability. Subject to Subsection (b) below and the other conditions set forth in this Agreement, all or part of this option may be exercised prior to its expiration at the time or times set forth in the Notice of Stock Option Grant.

(b) Stockholder Approval. Any other provision of this Agreement notwithstanding, no portion of this option shall be exercisable at any time prior to the approval of the Plan by the Company’s stockholders.

SECTION 3. NO TRANSFER OR ASSIGNMENT OF OPTION.

Except as otherwise provided in this Agreement, this option and the rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process.

SECTION 4. EXERCISE PROCEDURES.

(a) Notice of Exercise. The Optionee or the Optionee’s representative may exercise this option by giving written notice to the Company pursuant to Section 12(c). The notice shall specify the election to exercise this option, the number of shares for which it is being exercised and the form of payment. The person exercising this option shall sign the notice. In the event that this option is being exercised by the representative of the Optionee, the notice shall be accompanied by proof (satisfactory to the Company) of the representative’s right to exercise this option. The Optionee or the Optionee’s representative shall deliver to the Company, at the time of giving the notice, payment in a form permissible under Section 5 for the full amount of the Purchase Price.

(b) Issuance of Shares. After receiving a proper notice of exercise, the Company shall cause to be issued one or more certificates evidencing the shares for which this option has been exercised. Such shares shall be registered (i) in the name of the person exercising this option, (ii) in the names of such person and his or her spouse as community property or as joint tenants with the right of survivorship or (iii) with the Company’s consent, in the name of a revocable trust. The Company shall cause such certificates to be delivered to or upon the order of the person exercising this option.

(c) Withholding Taxes. In the event that the Company determines that it is required to withhold any tax as a result of the exercise of this option, the Optionee, as a condition to the exercise of this option, shall make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements. The Optionee shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the disposition of shares purchased by exercising this option.

SECTION 5. PAYMENT FOR STOCK.

(a) Cash. All or part of the Purchase Price may be paid in cash or cash equivalents.

(b) Surrender of Stock. At the discretion of the Administrator, all or any part of the Purchase Price may be paid by surrendering, or attesting to the ownership of, shares that are already owned by the Optionee. Such shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value as of the date when this option is exercised.

(c) Exercise/Sale. All or part of the Purchase Price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell shares and to deliver all or part of the sales proceeds to the Company. However, payment pursuant to this Subsection (c) shall be permitted only if (i) the Common Shares are then publicly traded and (ii) such payment does not violate applicable law.

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SECTION 6. TERM AND EXPIRATION.

(a) Basic Term. This option shall in any event expire on the expiration date set forth in the Notice of Stock Option Grant, which date is 10 years after the Date of Grant (five years after the Date of Grant if this option is designated as an ISO in the Notice of Stock Option Grant and Section 4.1 of the Plan applies).

(b) Termination of Service (Except by Death). If the Optionee’s Service terminates for any reason other than death, then this option shall expire on the earliest of the following occasions:

(i) The expiration date determined pursuant to Subsection (a) above;

(ii) The date three months after the termination of the Optionee’s Service for any reason other than Disability; or

(iii) The date six months after the termination of the Optionee’s Service by reason of Disability.

The Optionee may exercise all or part of this option at any time before its expiration under the preceding sentence, but only to the extent that this option had become exercisable before the Optionee’s Service terminated. When the Optionee’s Service terminates, this option shall expire immediately with respect to the number of shares for which this option is not yet exercisable. In the event that the Optionee dies after termination of Service but before the expiration of this option, all or part of this option may be exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired this option directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that this option had become exercisable before the Optionee’s Service terminated.

(c) Death of the Optionee. If the Optionee dies while in Service, then this option shall expire on the earlier of the following dates:

(i) The expiration date determined pursuant to Subsection (a) above; or

(ii) The date 12 months after the Optionee’s death.

All or part of this option may be exercised at any time before its expiration under the preceding sentence by the executors or administrators of the Optionee’s estate or by any person who has acquired this option directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that this option had become exercisable before the Optionee’s death. When the Optionee dies, this option shall expire immediately with respect to the number of shares for which this option is not yet exercisable.

(d) Part-Time Employment and Leaves of Absence. If the Optionee commences working on a part-time basis, then the Company may adjust the vesting schedule set forth in the Notice of Stock Option Grant. If the Optionee goes on a leave of absence, then the

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Company may adjust the vesting schedule set forth in the Notice of Stock Option Grant in accordance with the Company’s leave of absence policy or the terms of such leave. Except as provided in the preceding sentence, Service shall be deemed to continue for any purpose under this Agreement while the Optionee is on a bona fide leave of absence, if (i) such leave was approved by the Company in writing and (ii) continued crediting of Service for such purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company). Service shall be deemed to terminate when such leave ends, unless the Optionee immediately returns to active work.

(e) Notice Concerning ISO Treatment. Even if this option is designated as an ISO in the Notice of Stock Option Grant, it ceases to qualify for favorable tax treatment as an ISO to the extent that it is exercised:

(i) More than three months after the date when the Optionee ceases to be an Employee for any reason other than death or permanent and total disability (as defined in Section 22(e)(3) of the Code);

(ii) More than 12 months after the date when the Optionee ceases to be an Employee by reason of permanent and total disability (as defined in Section 22(e)(3) of the Code); or

(iii) More than three months after the date when the Optionee has been on a leave of absence for 90 days, unless the Optionee’s reemployment rights following such leave were guaranteed by statute or by contract.

SECTION 7. RIGHT OF FIRST REFUSAL.

(a) Right of First Refusal. In the event that the Optionee proposes to sell, pledge or otherwise transfer to a third party any shares acquired under this Agreement, or any interest in such shares, the Company shall have the Right of First Refusal with respect to all (and not less than all) of such shares. If the Optionee desires to transfer shares acquired under this Agreement, the Optionee shall give a written Transfer Notice to the Company describing fully the proposed transfer, including the number of shares proposed to be transferred, the proposed transfer price, the name and address of the proposed Transferee and proof satisfactory to the Company that the proposed sale or transfer will not violate any applicable federal, State or foreign securities laws. The Transfer Notice shall be signed both by the Optionee and by the proposed Transferee and must constitute a binding commitment of both parties to the transfer of the shares. The Company shall have the right to purchase all, and not less than all, of the shares on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted under Subsection (b) below) by delivery of a notice of exercise of the Right of First Refusal within 30 days after the date when the Transfer Notice was received by the Company.

(b) Transfer of Shares. If the Company fails to exercise its Right of First Refusal within 30 days after the date when it received the Transfer Notice, the Optionee may, not later than 90 days following receipt of the Transfer Notice by the Company, conclude a transfer of the shares subject to the Transfer Notice on the terms and conditions described in the Transfer

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Notice, provided that any such sale is made in compliance with applicable federal, State and foreign securities laws and not in violation of any other contractual restrictions to which the Optionee is bound. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Optionee, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in Subsection (a) above. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the shares on the terms set forth in the Transfer Notice within 60 days after the date when the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that in the event the Transfer Notice provided that payment for the shares was to be made in a form other than cash or cash equivalents paid at the time of transfer, the Company shall have the option of paying for the shares with cash or cash equivalents equal to the present value of the consideration described in the Transfer Notice.

(c) Additional or Exchanged Securities and Property. In the event of a merger or consolidation of the Company, a sale of all or substantially all of the Company’s stock or assets, any other corporate reorganization, a stock split, the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities, any securities or other property (including cash or cash equivalents) that are by reason of such transaction exchanged for, or distributed with respect to, any shares subject to this Section 7 shall immediately be subject to the Right of First Refusal. Appropriate adjustments to reflect the exchange or distribution of such securities or property shall be made to the number and/or class of the shares subject to this Section 7.

(d) Termination of Right of First Refusal. Any other provision of this Section 7 notwithstanding, in the event that the Common Shares are readily tradable on an established securities market when the Optionee desires to transfer shares, the Company shall have no Right of First Refusal, and the Optionee shall have no obligation to comply with the procedures prescribed by Subsections (a) and (b) above.

(e) Permitted Transfers. This Section 7 shall not apply to (i) a transfer by beneficiary designation, will or intestate succession or (ii) a transfer to one or more members of the Optionee’s Immediate Family or to a trust established by the Optionee for the benefit of the Optionee and/or one or more members of the Optionee’s Immediate Family, provided in either case that the Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement. If the Optionee transfers any shares acquired under this Agreement, either under this Subsection (e) or after the Company has failed to exercise the Right of First Refusal, then this Agreement shall apply to the Transferee to the same extent as to the Optionee.

(f) Termination of Rights as Stockholder. If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the shares to be purchased in accordance with this Section 7, then after such time the person from whom such shares are to be purchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such shares shall be deemed to have been purchased in accordance with the

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applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

(g) Assignment of Right of First Refusal. The Board may freely assign the Company’s Right of First Refusal, in whole or in part. Any person who accepts an assignment of the Right of First Refusal from the Company shall assume all of the Company’s rights and obligations under this Section 7.

SECTION 8. LEGALITY OF INITIAL ISSUANCE.

No shares shall be issued upon the exercise of this option unless and until the Company has determined that:

(a) It and the Optionee have taken any actions required to register the shares under the Securities Act or to perfect an exemption from the registration requirements thereof;

(b) Any applicable listing requirement of any stock exchange or other securities market on which the Common Shares are listed has been satisfied; and

(c) Any other applicable provision of federal, State or foreign law has been satisfied.

SECTION 9. NO REGISTRATION RIGHTS.

The Company may, but shall not be obligated to, register or qualify the sale of shares under the Securities Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the sale of shares under this Agreement to comply with any law.

SECTION 10. RESTRICTIONS ON TRANSFER OF SHARES.

(a) Securities Law Restrictions. Regardless of whether the offering and sale of shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any State, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any State or any other law.

(b) Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, the Optionee or a Transferee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any shares acquired under this Agreement without the prior written

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consent of the Company or its managing underwriter. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriter. In no event, however, shall such period exceed 180 days plus such additional period as may reasonably be requested by the Company or such underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports or (ii) analyst recommendations and opinions, including (without limitation) the restrictions set forth in Rule 2711(f)(4) of the National Association of Securities Dealers and Rule 472(f)(4) of the New York Stock Exchange, as amended, or any similar successor rules. The Market Stand-Off shall in any event terminate two years after the date of the Company’s initial public offering. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any shares subject to the Market Stand-Off, or into which such shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the shares acquired under this Agreement until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Subsection (b). This Subsection (b) shall not apply to shares registered in the public offering under the Securities Act.

(c) Investment Intent at Grant. The Optionee represents and agrees that the shares to be acquired upon exercising this option will be acquired for investment, and not with a view to the sale or distribution thereof.

(d) Investment Intent at Exercise. In the event that the sale of shares under the Plan is not registered under the Securities Act but an exemption is available that requires an investment representation or other representation, the Optionee shall represent and agree at the time of exercise that the shares being acquired upon exercising this option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

(e) Legends. All certificates evidencing shares purchased under this Agreement shall bear the following legend:

“THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT GRANTS TO THE COMPANY CERTAIN RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SHARES. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.”

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All certificates evidencing shares purchased under this Agreement in an unregistered transaction shall bear the following legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

(f) Removal of Legends. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing shares sold under this Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of shares but without such legend.

(g) Administration. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 10 shall be conclusive and binding on the Optionee and all other persons.

SECTION 11. ADJUSTMENT OF SHARES.

In the event of any transaction described in Section 9.1 of the Plan, the terms of this option (including, without limitation, the number and kind of shares subject to this option and the Exercise Price) shall be adjusted as set forth in Section 9.1 of the Plan. In the event that the Company is a party to a merger, consolidation or Change in Control (other than one described in Section 14(d)(iv)), this option shall be subject to the treatment provided by the Administrator in its sole discretion, as provided in Section 9.3 of the Plan.

SECTION 12. MISCELLANEOUS PROVISIONS.

(a) Rights as a Stockholder. Neither the Optionee nor the Optionee’s representative shall have any rights as a stockholder with respect to any shares subject to this option until the Optionee or the Optionee’s representative becomes entitled to receive such shares by filing a notice of exercise and paying the Purchase Price pursuant to Sections 4 and 5.

(b) No Retention Rights. Nothing in this option or in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Optionee) or of the Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

(c) Notice. Any notice required by the terms of this Agreement shall be given in writing. It shall be deemed effective upon (i) personal delivery, (ii) deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid or (iii) deposit with Federal Express Corporation, with shipping charges prepaid. Notice shall be

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addressed to the Company at its principal executive office and to the Optionee at the address that he or she most recently provided to the Company in accordance with this Subsection (c).

(d) Modifications and Waivers. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Optionee and by an authorized officer of the Company (other than the Optionee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(e) Entire Agreement. The Notice of Stock Option Grant, this Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.

(f) Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

SECTION 13. ACKNOWLEDGEMENTS OF THE OPTIONEE.

(a) Tax Consequences. The Optionee agrees that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes the Optionee’s tax liabilities. The Optionee shall not make any claim against the Company, the Administrator, the Board, or the Company’s officers or employees related to tax liabilities arising from this option or the Optionee’s other compensation. In particular, the Optionee acknowledges that this option is exempt from Code Section 409A only if the Exercise Price is at least equal to the Fair Market Value per share on the Date of Grant. If the shares are not traded on an established securities market, the determination of their Fair Market Value is made by the Administrator or by an independent valuation firm retained by the Company. The Optionee acknowledges that if the shares are not traded on an established securities market, there is no guarantee in either case that the Internal Revenue Service will agree with the valuation, and the Optionee shall not make any claim against the Company, the Administrator, the Board, or the Company’s officers or employees in the event that the Internal Revenue Service asserts that the valuation was too low.

(b) Electronic Delivery of Documents. The Optionee agrees to accept by email all documents relating to the Company, the Plan or this option and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities and Exchange Commission). The Optionee also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it shall notify the Optionee by email of their availability. The Optionee acknowledges that he or she may incur costs in connection with electronic delivery, including the cost of accessing the internet and printing fees, and that an interruption of internet access may interfere with his or her ability to access the documents. This

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consent shall remain in effect until this option expires or until the Optionee gives the Company written notice that it should deliver paper documents.

(c) No Notice of Expiration Date. The Optionee agrees that the Company and its officers, employees, attorneys and agents do not have any obligation to notify him or her prior to the expiration of this option pursuant to Section 6, regardless of whether this option will expire at the end of its full term or on an earlier date related to the termination of the Optionee’s Service. The Optionee further agrees that he or she has the sole responsibility for monitoring the expiration of this option and for exercising this option, if at all, before it expires. This Subsection (c) shall supersede any contrary representation that may have been made, orally or in writing, by the Company or by an officer, employee, attorney or agent of the Company.

SECTION 14. DEFINITIONS.

(a) “Administrator” shall mean the Board or any Committee administering the Plan in accordance with Article 2 of the Plan.

(b) “Agreement” shall mean this Stock Option Agreement.

(c) “Board” shall mean the Company’s Board of Directors, as constituted from time to time.

(d) “Change in Control” shall mean:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities;

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii) The consummation of a merger or consolidation of the Company with or into any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

(iv) Individuals who are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board over a period of 12 months; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then

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still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In addition, if a Change in Control constitutes a payment event with respect to the Option, and the Option provides for a deferral of compensation and is subject to Code Section 409A, then notwithstanding anything to the contrary in the Plan or this Agreement, the transaction with respect to the Option must also constitute a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Code Section 409A.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f) “Committee” shall mean a committee of one or more members of the Board, or of other individuals satisfying applicable laws, appointed by the Board to administer the Plan.

(g) “Common Share” shall mean one share of the common stock of the Company.

(h) “Company” shall mean Veeva Systems, Inc., a Delaware corporation.

(i) “Consultant” shall mean a person, excluding Employees and Outside Directors, who performs bona fide services for the Company, a Parent or a Subsidiary as an independent contractor and who qualifies as a consultant or advisor under Rule 701(c)(1) of the Securities Act or under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.

(j) “Date of Grant” shall mean the date of grant specified in the Notice of Stock Option Grant, which date shall be the later of (i) the date on which the Board resolved to grant this option or (ii) the first day of the Optionee’s Service.

(k) “Disability” shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

(l) “Employee” shall mean a common-law employee of the Company, a Parent or a Subsidiary.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Exercise Price” shall mean the amount for which one share may be purchased upon exercise of this option, as specified in the Notice of Stock Option Grant.

(o) “Fair Market Value” shall mean the closing price of a Common Share on any established stock exchange or a national market system on the applicable date or, if the applicable date is not a trading day, on the last trading day prior to the applicable date, as reported in a source that the Administrator deems reliable. If Common Shares are not traded on

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an established stock exchange or a national market system, the Fair Market Value shall be determined by the Administrator in good faith on such basis as it deems appropriate. The Administrator’s determination shall be conclusive and binding on all persons.

(p) “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and shall include adoptive relationships.

(q) “ISO” shall mean an incentive stock option described in Code Section 422(b).

(r) “Notice of Stock Option Grant” shall mean the document so entitled to which this Agreement is attached.

(s) “NSO” shall mean a stock option not described in Code Sections 422 or 423.

(t) “Optionee” shall mean the person named in the Notice of Stock Option Grant.

(u) “Outside Director” shall mean a member of the Board who is not an Employee.

(v) “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(w) “Plan” shall mean the Veeva Systems, Inc. 2012 Equity Incentive Plan, as in effect on the Date of Grant.

(x) “Purchase Price” shall mean the Exercise Price multiplied by the number of shares with respect to which this option is being exercised.

(y) “Right of First Refusal” shall mean the Company’s right of first refusal described in Section 7.

(z) “Securities Act” shall mean the Securities Act of 1933, as amended.

(aa) “Service” shall mean service as an Employee, Outside Director or Consultant.

(bb) “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

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(cc) “Transferee” shall mean any person to whom the Optionee has directly or indirectly transferred any share acquired under this Agreement.

(dd) “Transfer Notice” shall mean the notice of a proposed transfer of shares described in Section 7.

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VEEVA SYSTEMS, INC. 2012 EQUITY INCENTIVE PLAN

NOTICE OF STOCK OPTION EXERCISE

You must sign this Notice on Page 3 before submitting it to the Company.

OPTIONEE INFORMATION:

Name:	Social Security Number:

Address:	Employee Number:

OPTION INFORMATION:

Date of Grant: , 20	Type of Stock Option:

Exercise Price per Share: $	☐ Nonstatutory (NSO)

Total number of shares of common stock of Veeva Systems, Inc. (the “Company”) covered by the option:	☐ Incentive (ISO)

EXERCISE INFORMATION:

Number of shares of common stock of the Company for which the option is being exercised now:                         . (These shares are referred to below as the “Purchased Shares.”)

Total Exercise Price for the Purchased Shares: $

Form of payment enclosed [check all that apply]:

☐	Check for $ , payable to “Veeva Systems, Inc.”

☐	Certificate(s) for shares of common stock of the Company. These shares will be valued as of the date this notice is received by the Company. [Requires Company consent.]

☐	Attestation Form covering shares of common stock of the Company. These shares will be valued as of the date this notice is received by the Company. [Requires Company consent.]

Name(s) in which the Purchased Shares should be registered [please review the attached explanation of the available forms of ownership, and then check one box]:

☐	In my name only

☐ In the names of my spouse and myself as community property	My spouse’s name (if applicable):

☐ In the names of my spouse and myself as community property with the right of survivorship

☐ In the names of my spouse and myself as joint tenants with the right of survivorship

☐ In the name of an eligible revocable trust [requires Stock Transfer Agreement]	Full legal name of revocable trust:

The certificate for the Purchased Shares should be sent to the following address:

REPRESENTATIONS AND ACKNOWLEDGEMENTS OF THE OPTIONEE:

1.	I represent and warrant to the Company that I am acquiring and will hold the Purchased Shares for investment for my account only, and not with a view to, or for resale in connection with, any “distribution” of the Purchased Shares within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

2.	I understand that the Purchased Shares have not been registered under the Securities Act by reason of a specific exemption therefrom and that the Purchased Shares must be held indefinitely, unless they are subsequently registered under the Securities Act or I obtain an opinion of counsel (in form and substance satisfactory to the Company and its counsel) that registration is not required.

3.	I acknowledge that the Company is under no obligation to register the Purchased Shares.

4.	I am aware of the adoption by the Securities and Exchange Commission of Rule 144 under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions. These conditions may include (without limitation) that certain current public information about the issuer be available, that the resale occur only after a holding period required by Rule 144 has been satisfied, that the sale occur through an unsolicited “broker’s transaction” and that the amount of securities being sold during any three-month period not exceed specified limitations. I understand that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company is not required to take action to satisfy any conditions applicable to it.

5.	I will not sell, transfer or otherwise dispose of the Purchased Shares in violation of the Securities Act, the Securities Exchange Act of 1934, or the rules promulgated thereunder, including Rule 144 under the Securities Act.

6.	I acknowledge that I have received and had access to such information as I consider necessary or appropriate for deciding whether to invest in the Purchased Shares and that I had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Purchased Shares.

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7.	I am aware that my investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. I am able, without impairing my financial condition, to hold the Purchased Shares for an indefinite period and to suffer a complete loss of my investment in the Purchased Shares.

8.	I acknowledge that the Purchased Shares remain subject to the Company’s right of first refusal and the market stand-off (sometimes referred to as the “lock-up”), all in accordance with the applicable Notice of Stock Option Grant and Stock Option Agreement.

9.	I acknowledge that I am acquiring the Purchased Shares subject to all other terms of the Notice of Stock Option Grant and Stock Option Agreement.

10.	I acknowledge that I have received a copy of the Company’s explanation of the forms of ownership available for my Purchased Shares. I acknowledge that the Company has encouraged me to consult my own adviser to determine the form of ownership that is appropriate for me. In the event that I choose to transfer my Purchased Shares to a trust, I agree to sign a Stock Transfer Agreement. In the event that I choose to transfer my Purchased Shares to a trust that does not satisfy the requirements described in the attached explanation (i.e., a trust that is not an eligible revocable trust), I also acknowledge that the transfer will be treated as a “disposition” for tax purposes. As a result, the favorable ISO tax treatment will be unavailable and other unfavorable tax consequences may occur.

11.	I acknowledge that I have received a copy of the Company’s explanation of the federal income tax consequences of an option exercise. I acknowledge that the Company has encouraged me to consult my own adviser to determine the tax consequences of acquiring the Purchased Shares at this time.

12.	I agree that the Company does not have a duty to design or administer the 2012 Equity Incentive Plan or its other compensation programs in a manner that minimizes my tax liabilities. I will not make any claim against the Company or its Board of Directors (including any committee thereof), officers or employees related to tax liabilities arising from my options or my other compensation. In particular, I acknowledge that my options are exempt from section 409A of the Internal Revenue Code only if the exercise price per share is at least equal to the fair market value per share of the Company’s common stock at the time the option was granted by the Company’s Board of Directors (or a committee of the Company’s Board of Directors). Since shares of the Company’s common stock are not traded on an established securities market, the determination of their fair market value was made by the Company’s Board of Directors (or a committee of the Company’s Board of Directors) or by an independent valuation firm retained by the Company. I acknowledge that there is no guarantee in either case that the Internal Revenue Service will agree with the valuation, and I will not make any claim against the Company or its Board of Directors (including any committee thereof), officers or employees in the event that the Internal Revenue Service asserts that the valuation was too low.

13.	I agree to seek the consent of my spouse to the extent required by the Company to enforce the foregoing.

SIGNATURE:	DATE:

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EXPLANATION OF FORMS OF STOCK OWNERSHIP

PURPOSE OF THIS EXPLANATION

The purpose of this explanation is to provide you with a brief summary of the forms of legal ownership available for the shares that you are purchasing (the “Purchased Shares”). For a number of reasons, this explanation is no substitute for personal legal advice:

•	To make the explanation short and readable, only the highlights are covered. Some legal rules are not addressed, even though they may be important in particular cases.

•	While the summary attempts to deal with the most common situations, your own situation may well be different from the norm.

•	The law may change, and the Company is not responsible for updating this summary.

•

The form in which you own your shares may have a substantial impact on the estate tax treatment that applies to those shares when you die or the income tax treatment that applies when your survivors sell the shares after your death.

FOR THESE REASONS, THE COMPANY STRONGLY ENCOURAGES YOU TO CONSULT YOUR OWN ADVISER BEFORE EXERCISING YOUR OPTION AND BEFORE MAKING A DECISION ABOUT THE FORM OF OWNERSHIP FOR YOUR SHARES.

OVERVIEW

The Notice of Stock Option Exercise offers five forms of taking title to the Purchased Shares:

•	In your name only,

•	In your name and the name of your spouse as community property,

•	In your name and the name of your spouse as community property with the right of survivorship,

•	In your name and the name of your spouse as joint tenants with the right of survivorship, or

•	In the name of an eligible revocable trust.

Title in the Purchased Shares depends upon (a) your marital status, (b) the marital property laws of your state of residence and (c) any agreement with your spouse altering the existing marital property laws of your state of residence. If you are not married, you generally will take title in your name alone. If you are married, title depends upon the marital property laws of your state of residence. In general, states are classified either as “community property” states or as “common-law property” states. (But individual state law may vary within these classifications.)

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COMMUNITY PROPERTY AND JOINT TENANCY

Community property states include California, Texas, Washington, Arizona, Nevada, New Mexico, Idaho, Louisiana and Wisconsin. In a community property state, property acquired during marriage by either spouse is presumed to be one-half owned by each spouse. All other property is classified as the separate property of the spouse who acquires the property. While either spouse has equal management and control over the community property and may sell, spend or encumber all community property, neither spouse may gift community property or partition his/her one-half interest without the consent of the other spouse. Upon divorce, all community property is divided equally among the spouses and each spouse is entitled to retain all of his/her separate property. Upon the death of a spouse, one-half of the community property (and all of the decedent spouse’s separate property) will pass to the decedent spouse’s heirs. The other one-half of the community property remains the property of the surviving spouse.

Other states are common-law property states. In a common-law property state, each spouse is generally deemed to own whatever he/she earns or acquires.

A married couple may elect to alter the marital property rules by mutually agreeing to take title to property in other forms. For example, a couple residing in a community property state may generally enter into an agreement and transform what otherwise would be community property into the separate property of the spouse who earns or acquires the property.

In addition, many community property and common-law property states allow married couples to take joint title in property acquired during marriage. For example, California allows a married couple to take title in a joint tenancy with the right of survivorship. In a joint tenancy, each spouse owns a one-half interest in the property as separate property. This means that each spouse may transfer or sell his/her one-half interest in the property while he/she is alive. However, unlike traditional separate property, a spouse cannot transfer his/her one-half interest to heirs at death. Instead, the surviving spouse automatically receives the decedent spouse’s one-half interest and becomes the full owner of the property. (This is called the “right of survivorship.”) Both spouses must consent to taking property in a joint tenancy in lieu of having the community property laws apply.

California also allows a married couple to take title in the shares as community property with the right of survivorship. This means that the shares are treated like community property while both spouses are alive. However, if one spouse dies, then the other spouse automatically receives the decedent spouse’s one-half interest and becomes the full owner of the shares. In other words, the decedent spouse’s will or trust does not control the disposition of the shares.

If you have the Purchased Shares issued in a form other than those described above, then the transfer will be treated as a “disposition” for tax purposes. This means that the effect, for tax purposes, will be the same as selling the Purchased Shares. Please refer to the attached tax summary for additional information.

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TRUSTS

A transfer to a trust generally should not be treated as a “disposition” of the Purchased Shares for tax purposes if the trust satisfies each of the following conditions:

•	You are the sole grantor of the trust,

•	You are the sole trustee, or you and your spouse are the sole co-trustees,

•	The trustee or trustees are not required to distribute the income of the trust to any person other than you and/or your spouse while you are alive, and

•	The trust permits you to revoke all or part of the trust and to have the trust’s assets returned to you, without the consent of any other person (including your spouse).

If you have the Purchased Shares issued to a trust that does not meet these requirements, then the transfer will be treated as a “disposition” for tax purposes. This means that the effect, for tax purposes, will be the same as selling the Purchased Shares. Please refer to the attached tax summary for additional information.

If you have the Purchased Shares issued to any trust, you will be required to sign a Stock Transfer Agreement in your capacity as trustee. Under the Stock Transfer Agreement, the Purchased Shares remain subject to the Company’s right of first refusal in accordance with the applicable Notice of Stock Option Grant and Stock Option Agreement.

THE COMPANY WILL NOT CHECK TO DETERMINE WHETHER THE FORM OF OWNERSHIP THAT YOU ELECT IN YOUR NOTICE OF STOCK OPTION EXERCISE IS APPROPRIATE. YOU SHOULD CONSULT YOUR OWN ADVISERS ON THIS SUBJECT. IF AN INAPPROPRIATE ELECTION IS MADE, THE FORM OF OWNERSHIP MAY NOT WITHSTAND LEGAL SCRUTINY OR MAY HAVE ADVERSE TAX CONSEQUENCES.

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EXPLANATION OF U.S. FEDERAL INCOME TAX CONSEQUENCES

(Current as of February 2012)

PURPOSE OF THIS EXPLANATION

The purpose of this explanation is to provide you with a brief summary of the tax consequences of exercising your option. For a number of reasons, this explanation is no substitute for personal tax advice:

•	To make the explanation short and readable, only the highlights are covered. Some tax rules are not addressed, even though they may be important in particular cases.

•	While the summary attempts to deal with the most common situations, your own tax situation may well be different from the norm.

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State and foreign income taxes are not addressed at all, even though they could have a significant impact on your tax planning. Likewise, federal gift and estate taxes and state inheritance taxes are not discussed.

•	Tax planning involving incentive stock options is exceedingly complex, in part because of the possible application of the alternative minimum tax.

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This explanation assumes that your option is not subject to section 409A of the Internal Revenue Code. However, the Company cannot be certain that section 409A is inapplicable to your option. (Please refer to the last segment of this summary for more information about section 409A.)

•	The tax rules change often, and the Company is not responsible for updating this summary. (Please refer to the date at the top of this page.)

FOR THESE REASONS, THE COMPANY STRONGLY ENCOURAGES YOU TO CONSULT YOUR OWN TAX ADVISER BEFORE EXERCISING YOUR OPTION.

LIMIT ON ISO TREATMENT

The Notice of Stock Option Grant indicates whether your option is a nonstatutory stock option (NSO) or an incentive stock option (ISO). The favorable tax treatment for ISOs is limited, regardless of what the Notice of Stock Option Grant indicates. Of the options that become exercisable in any calendar year, only options covering the first $100,000 of stock are eligible for ISO treatment. The excess over $100,000 automatically receives NSO treatment. For this purpose, stock is valued at the time of grant. This means that the value is generally equal to the exercise price.

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For example, assume that you hold an option to buy 60,000 shares for $8 per share. Assume further that the entire option becomes exercisable in four equal annual installments. Only the first 50,000 shares qualify for ISO treatment. (12,500 times $8 equals $100,000.) The remaining 10,000 shares will be treated as if they had been acquired by exercising an NSO. This is true regardless of when the option is actually exercised; what matters is when it first could have been exercised.

EXERCISE OF NSO

If you are exercising an NSO, you will be taxed now. You will recognize ordinary income in an amount equal to the excess of (a) the fair market value of the Purchased Shares on the date of exercise over (b) the exercise price you are paying. If you are an employee or former employee of the Company, this amount is subject to withholding for income and payroll taxes. Your tax basis in the Purchased Shares (to calculate capital gain when you sell the shares) is equal to their fair market value on the date of exercise.

DISPOSITION OF NSO SHARES

When you dispose of the Purchased Shares, you will recognize a capital gain equal to the excess of (a) the sale proceeds over (b) your tax basis in the Purchased Shares. As described above, your tax basis in the Purchased Shares is equal to their fair market value on the date of exercise. If the sale proceeds are less than your tax basis, you will recognize a capital loss. The capital gain or loss will be long-term if you held the Purchased Shares for more than 12 months. The holding period starts when you exercise your NSO. In general, the maximum marginal federal income tax rate on long-term capital gains is 15% under current law.

EXERCISE OF ISO AND ISO HOLDING PERIODS

If you are exercising an ISO, you will not be taxed under the regular tax rules until you dispose of the Purchased Shares.1 (The alternative minimum tax rules are described below.) The tax treatment at the time of disposition depends on how long you hold the shares. You will satisfy the ISO holding periods if you hold the Purchased Shares until the later of the following dates:

•	The date two years after the ISO was granted, and

•	The date one year after the ISO is exercised.

[1]	Generally, a “disposition” of shares purchased under an ISO encompasses any transfer of legal title, such as a transfer by sale, exchange or gift. It generally does not include a transfer to your spouse, a transfer into joint ownership with right of survivorship (if you remain one of the joint owners), a pledge, a transfer by bequest or inheritance, or certain tax-free exchanges permitted under the Internal Revenue Code. A transfer to a trust is a “disposition” unless the trust is an eligible revocable trust, as described in the attached explanation.

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DISPOSITION OF ISO SHARES

If you dispose of the Purchased Shares after satisfying both of the ISO holding periods, then you will recognize only a long-term capital gain at the time of disposition. The amount of the capital gain is equal to the excess of (a) the sale proceeds over (b) the exercise price. In general, the maximum marginal federal income tax rate on long-term capital gains is 15% under current law.

If you dispose of the Purchased Shares before either or both of the ISO holding periods are met, then you will recognize ordinary income at the time of disposition. The amount of ordinary income will be equal to the excess of (a) the fair market value of the Purchased Shares on the date of exercise over (b) the exercise price. But if the disposition is an arm’s length sale to an unrelated party, the amount of ordinary income will not exceed the total gain from the sale. Under current IRS rules, the ordinary income amount will not be subject to withholding for income or payroll taxes.

Your tax basis in the Purchased Shares will be equal to their fair market value on the date of exercise. Any gain in excess of your basis will be taxed as a capital gain—either long-term or short-term, depending on how long you held the Purchased Shares after the date of exercise.

SUMMARY OF ALTERNATIVE MINIMUM TAX

The alternative minimum tax (AMT) must be paid if it exceeds your regular income tax. The AMT is equal to 26% of your alternative minimum tax base up to $175,000 and 28% of the excess over $175,000. (In the case of married individuals filing separately, the breakpoint is $87,500 rather than $175,000.) Your alternative minimum tax base is equal to your alternative minimum taxable income (AMTI) minus your exemption amount.

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Alternative Minimum Taxable Income. Your AMTI is equal to your regular taxable income, subject to certain adjustments and increased by items of tax preference. Among the many adjustments made in computing AMTI are the following:

•	State and local income and property taxes are not allowed as a deduction.

•	Miscellaneous itemized deductions are not allowed.

•	Medical expenses are not allowed as a deduction until they exceed 10% of adjusted gross income (as opposed to the 7.5% floor that applies to regular income taxes).

•	Certain interest deductions are not allowed.

•	The standard deduction and personal exemptions are not allowed.

•	When an ISO is exercised, the spread is treated as if the option were an NSO. (See discussion below.)

•	Exemption Amount. Before AMT is calculated, AMTI is reduced by the exemption amount. Under current law, the exemption amount is as follows:

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Year:	Joint Returns:	Single Returns:	Separate Returns:
2011	$74,450	$48,450	$37,225
After 2011[2]	$45,000	$33,750	$22,500

The exemption amount is phased out by 25 cents for each $1 by which AMTI exceeds the following levels:

Joint Returns: $150,000	Single Returns: $112,500	Separate Returns: $75,000

This means, for example, that the entire $74,450 exemption amount disappears for married individuals filing joint returns when AMTI reaches $447,800.

APPLICATION OF AMT WHEN ISO IS EXERCISED

As noted above, when an ISO is exercised, the spread is treated for AMT purposes as if the option were an NSO. In other words, the spread is included in AMTI at the time of exercise.

A special rule applies if you dispose of the Purchased Shares in the same year in which you exercised the ISO. If the amount you realize on the sale is less than the value of the stock at the time of exercise, then the amount includible in AMTI on account of the ISO exercise is limited to the gain realized on the sale.3

To the extent that your AMT is attributable to the spread on exercising an ISO (and certain other items), you may be able to apply the AMT that you paid as a credit against your income tax liability in future years. But the rules on calculating the available tax credits were amended frequently in recent years and have become extraordinarily complex. On this issue in particular, you must consult your own tax advisor.

When Purchased Shares are sold, your basis for purposes of computing the capital gain or loss under the AMT system is increased by the option spread that exists at the time of exercise. Again, an ISO is treated under the AMT system much like an NSO is treated under the regular tax system. But your basis in the ISO shares for purposes of computing gain or loss under the regular tax system is equal to the exercise price; it does not reflect any AMT that you pay on the spread at exercise. Therefore, if you pay AMT in the year of the ISO exercise and regular income tax in the year of selling the Purchased Shares, you could pay tax twice on the same gain (except to the extent that you can use the AMT credit described above).

[2]	This assumes that Congress does not further extend AMT relief, as it has done (typically annually) in prior years.
[3]	This is similar to the rule that applies under the regular tax system in the event of a disqualifying disposition of ISO stock. The amount of ordinary income that must be recognized in that case generally does not exceed the amount of the gain realized in the disposition.

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SECTION 409A OF THE INTERNAL REVENUE CODE

The preceding summary assumes that section 409A of the Internal Revenue Code does not apply to your option. In general, your option is exempt from section 409A if the exercise price per share is at least equal to the fair market value per share of the Company’s Common Stock at the time the option was granted by the Board of Directors. Since shares of Common Stock are not traded on an established securities market, the determination of their fair market value generally is made by the Board of Directors or by an independent appraisal firm retained by the Company. In either case, there is no guarantee that the Internal Revenue Service will agree with the valuation.

If your option were found to be subject to section 409A, then you would be required to recognize ordinary income whenever a portion of your option vests (i.e. becomes exercisable). The amount of ordinary income would be equal to the fair market value of the shares at the time of vesting minus the exercise price of the shares. This amount would also be subject to a 20% federal tax in addition to the federal income tax at your usual marginal rate for ordinary income.

DISCLAIMER UNDER IRS CIRCULAR 230

To comply with IRS rules, you are hereby notified that the foregoing summary was not intended or written in order to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer. In addition, if the foregoing summary would otherwise be considered a “marketed opinion” under the IRS rules, you are hereby notified that the advice was written to support the promotion or marketing of the transactions or matters addressed by the summary. The tax consequences of options will vary depending on the specific circumstances of each taxpayer. Therefore, each taxpayer should seek advice from an independent tax adviser.

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